Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited. Government Properties Income Trust Exhibit 99.2Exhibit 99.2Exhibit 99.2

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 TABLE OF CONTENT S 2 TABLE OF CONTENTS PAGE CORPORATE INFORMATION Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Income 12 Condensed Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Summary of Capital Expenditures 17 Property Acquisition and Disposition Information Since January 1, 2018 18 Investment In Unconsolidated Joint Ventures 19 Calculation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI 20 Calculation of Same Property NOI and Cash Basis NOI 21 Calculation of EBITDA and Adjusted EBITDA 22 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 23 Definitions of Certain Non-GAAP Financial Measures 24 PORTFOLIO INFORMATION Portfolio Summary 26 Summary Consolidated and Same Property Results 27 Occupancy and Leasing Summary 28 Leasing Analysis by Tenant Type 29 Tenant List 30 Lease Expiration Schedule 31 EXHIBIT A Consolidated Property Detail 33

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S 3 WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR SALES AND ACQUISITIONS OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES OR ENTER NEW LEASES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN SELECT INCOME REIT, OR SIR, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES IN THE METROPOLITAN WASHINGTON, D.C. MARKET AREA OR ELSEWHERE, INCLUDING PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS, GOVERNMENT CONTRACTOR TENANTS OR OTHER PRIVATE TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY GOVERNMENT TENANTS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTED BENEFITS FROM OUR ACQUISITION OF FIRST POTOMAC REALTY TRUST, OR FPO, AND SUCH ACQUISITION, THE FPO TRANSACTION, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, AVAILABLE FOR COMMON SHAREHOLDERS, CONSOLIDATED PROPERTY NET OPERATING INCOME, OR NOI, CONSOLIDATED PROPERTY CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF GOVERNMENT TENANTS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (continued ) 4 FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM SIR. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • AS PART OF OUR LONG TERM FINANCING PLANS TO REDUCE OUR LEVERAGE, WE EXPECT TO DISPOSE OF CERTAIN OF OUR PROPERTIES. CURRENTLY, WE ARE MARKETING OR PLAN TO MARKET FOR SALE 24 PROPERTIES. WE CANNOT BE SURE WE WILL SELL ANY OF THESE PROPERTIES OR WHAT THE TERMS OF ANY SALE MAY BE. WE MAY SELL SOME OR ALL OF THESE PROPERTIES AT PRICES THAT ARE LESS THAN OUR CARRYING VALUES AND WE MAY OTHERWISE INCUR LOSSES AS A RESULT OF CONSIDERING AND PURSUING THESE SALES. FURTHER, WE MAY ELECT TO CHANGE WHICH PROPERTIES WE MAY TO SEEK TO SELL, WHICH COULD RESULT IN DIFFERENT PROPERTIES AND FEWER OR GREATER NUMBER OF PROPERTIES BEING SOLD OR MARKETED FOR SALE, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATIONS OF THEIR LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE INTEREST RATES PAYABLE UNDER OUR FLOATING RATE DEBT OBLIGATIONS DEPEND UPON OUR CREDIT RATINGS. WE CURRENTLY HAVE A NEGATIVE DEBT RATINGS OUTLOOK BY BOTH MOODY'S INVESTORS SERVICE AND STANDARD & POOR'S RATINGS SERVICES WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, OUR BORROWING COSTS WILL INCREASE, • OUR ABILITY TO ACCESS DEBT CAPITAL AND THE COST OF OUR DEBT CAPITAL WILL DEPEND IN PART ON OUR CREDIT RATINGS. IF OUR CREDIT RATINGS ARE DOWNGRADED, WE MAY NOT BE ABLE TO ACCESS DEBT CAPITAL OR THE DEBT CAPITAL WE CAN ACCESS MAY BE EXPENSIVE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • WE MAY FAIL TO EXECUTE SUCCESSFULLY ON OUR EXPANDED BUSINESS STRATEGY OR INCREASED SCALE OF OUR BUSINESS RESULTING FROM THE FPO TRANSACTION AND THEREFORE MAY NOT REALIZE THE BENEFITS WE EXPECT FROM THE FPO TRANSACTION, • SIR MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • WE MAY BE UNABLE TO SELL OUR SIR COMMON SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES AND ANY SUCH SALE MAY BE AT A DISCOUNT TO MARKET PRICE BECAUSE OF THE LARGE SIZE OF OUR SIR HOLDINGS OR OTHERWISE; WE MAY REALIZE A LOSS ON OUR INVESTMENT IN OUR SIR SHARES, AND • AS OF MARCH 31, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $32.8 MILLION. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASED AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN OUR TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018CORPORATE INFORMATION 5 One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts

COMPANY PROFILE

COMPANY PROFILE

The Company:

Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. The majority of our properties are office buildings. As of March 31, 2018, we also own 24.9 million common shares, or approximately 27.8% of the then outstanding common shares, of Select Income REIT (Nasdaq: SIR), or SIR, a REIT which owns properties that are primarily net leased to single tenants. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index.

Management:

GOV is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly owned real estate investment trusts, or REITs, and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, Select Income REIT, a REIT that owns properties that are primarily net leased to single tenants, and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of March 31, 2018, RMR had $30.0 billion of real estate assets under management and the combined RMR managed companies had approximately $11.0 billion of annual revenues, over 1,700 properties and approximately 52,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 219-1441

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: GOV
Senior Unsecured Notes due 2046: GOVNI

Issuer Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Key data (as of 3/31/2018):

(dollars and sq. ft. in 000s)

Total consolidated properties (1)		107 (166 buildings)
Total sq. ft. (1)		17,332
Percent leased (1)		94.4%
Q1 2018 total rental income	$	108,717
Q1 2018 net income available for common shareholders	$	6,287
Q1 2018 Normalized FFO available for common shareholders (2)	$	54,065

(1) Excludes two properties (three buildings) owned by unconsolidated joint ventures.

(2) See page 23 for the calculation of Normalized FFO available for common shareholders and a reconciliation of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to this amount.

Government Properties Income Trust
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INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Barbara D. Gilmore
Independent Trustee

John L. Harrington
Independent Trustee

Elena Poptodorova
Independent Trustee

Jeffrey P. Somers
Independent Trustee

Mark L. Kleifges
Managing Trustee

Adam D. Portnoy
Managing Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

Mark L. Kleifges
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Government Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 796-8267
(e-mail) info@govreit.com
(website) www.govreit.com

Inquiries
Financial inquiries should be directed to Mark L. Kleifges, Chief Financial Officer and Treasurer, at (617) 219-1440 or mkleifges@rmrgroup.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 219-1473 or cranjitkar@rmrgroup.com.

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RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

D.A. Davidson & Co.
James Lykins
jlykins@dadco.com
503-603-3041

Jeffries & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

Morgan Stanley
Sumit Sharma
Sumit.Sharma@morganstanley.com
(212) 761-7567

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Sarah Sherman
sarah.sherman@standardandpoors.com
(212) 438-3550

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 FINANCIALS 9960 Maryland Drive, Richmond, VA Square Feet: 173,932 Agency Occupant: The Commonwealth of Virginia 9 625 Indiana Avenue, Washington, DC Square Feet: 160,897 Primary Agency Occupant: U.S. Courts 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Selected Balance Sheet Data:					
Total gross assets (1)	$ 4,008,953	$ 4,045,413	$ 3,868,036	$ 2,685,114	$ 2,685,291
Total assets	$ 3,655,624	$ 3,703,565	$ 3,536,967	$ 2,365,109	$ 2,377,050
Total liabilities	$ 2,340,770	$ 2,353,026	$ 2,159,440	$ 1,456,430	$ 1,448,480
Total shareholders' equity	$ 1,294,358	$ 1,330,043	$ 1,377,527	$ 908,679	$ 928,570
Selected Income Statement Data:					
Rental income	$ 108,717	$ 107,170	$ 70,179	$ 69,887	$ 69,296
Net income (loss) available for common shareholders	$ 6,287	$ (18,266)	$ 10,989	$ 11,677	$ 7,415
Consolidated Property NOI (2)	$ 66,226	$ 66,093	$ 41,042	$ 42,587	$ 42,521
Adjusted EBITDA (3)	$ 73,439	$ 73,458	$ 51,916	$ 52,160	$ 51,893
FFO available for common shareholders (4)	$ 66,991	$ 49,802	$ 40,357	$ 41,282	$ 37,713
Normalized FFO available for common shareholders (4)	$ 54,065	$ 49,185	$ 39,602	$ 42,412	$ 39,899
Per Share Data (basic and diluted):					
Net income (loss) available for common shareholders	$ 0.06	$ (0.18)	$ 0.11	$ 0.16	$ 0.10
FFO available for common shareholders (4)	$ 0.68	$ 0.50	$ 0.42	$ 0.58	$ 0.53
Normalized FFO available for common shareholders (4)	$ 0.55	$ 0.50	$ 0.41	$ 0.60	$ 0.56
Dividends:					
Annualized distributions paid per share during period	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized distribution yield (at end of period) (5)	12.6%	9.3%	9.2%	9.4%	8.2%
Normalized FFO available for common shareholders payout ratio (4)	78.2%	86.0%	104.9%	71.7%	76.8%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 20 for the calculation of Consolidated Property NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to that amount.
(3) See page 22 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(4) See page 23 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.
(5) Annualized distribution yield is the annualized distribution paid during the period divided by the closing price of our common shares at the end of the period.

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Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 CONDENSED CONSOLID ATED BALANCE SHEET S 11 CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) March 31, December 31, 2018 2017 ASSETS Real estate properties: Land $ 623,610 $ 627,108 Buildings and improvements 2,313,123 2,348,613 Total real estate properties, gross 2,936,733 2,975,721 Accumulated depreciation (353,329) (341,848) Total real estate properties, net 2,583,404 2,633,873 Equity investment in Select Income REIT 465,131 467,499 Investment in unconsolidated joint ventures 48,758 50,202 Assets of properties held for sale 18,080 — Acquired real estate leases, net 323,710 351,872 Cash and cash equivalents 17,380 16,569 Restricted cash 4,766 3,111 Rents receivable, net 65,539 61,429 Deferred leasing costs, net 22,622 22,977 Other assets, net 106,234 96,033 Total assets $ 3,655,624 $ 3,703,565 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 570,000 $ 570,000 Unsecured term loans, net 548,022 547,852 Senior unsecured notes, net 944,743 944,140 Mortgage notes payable, net 182,083 183,100 Liabilities of properties held for sale 275 — Accounts payable and other liabilities 74,623 89,440 Due to related persons 8,544 4,859 Assumed real estate lease obligations, net 12,480 13,635 Total liabilities 2,340,770 2,353,026 Commitments and contingencies Preferred units of limited partnership 20,496 20,496 Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,145,304 and 99,145,921 shares issued and outstanding, respectively 991 991 Additional paid in capital 1,968,205 1,968,217 Cumulative net income 174,585 108,144 Cumulative other comprehensive income 945 60,427 Cumulative common distributions (850,368) (807,736) Total shareholders’ equity 1,294,358 1,330,043 Total liabilities and shareholders’ equity $ 3,655,624 $ 3,703,565

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 CONDENSED CONSOLID ATED S TA TEMENTS OF INCOME 12 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollars and share amounts in thousands, except per share data) (1) General and administrative expenses include estimated business management incentive fee expense of $2,887 for the three months ended March 31, 2018. (2) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in The RMR Group Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018. (3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively. Three Months Ended March 31, 2018 2017 Rental income  $ 108,717 $ 69,296 Expenses: Real estate taxes 12,964 8,177 Utility expenses 6,690 4,606 Other operating expenses 22,837 13,992 Depreciation and amortization 44,204 20,505 Loss on impairment of real estate 6,116 — General and administrative (1) 9,606 3,962 Total expenses 102,417 51,242 Operating income 6,300 18,054 Dividend income 304 304 Unrealized gain on equity securities (2) 12,931 — Interest income 116 61 Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $965 and $807, respectively) (22,766) (13,581) Income (loss) from continuing operations before income taxes and equity in earnings of investees (3,115) 4,838 Income tax expense (32) (18) Equity in earnings of investees 9,712 2,739 Income from continuing operations 6,565 7,559 Loss from discontinued operations — (144) Net income 6,565 7,415 Preferred units of limited partnership distributions (278) — Net income available for common shareholders $ 6,287 $ 7,415 Weighted average common shares outstanding (basic) 99,041 71,079 Weighted average common shares outstanding (diluted) 99,049 71,094 Per common share amounts (basic and diluted): Income from continuing operations $ 0.07 $ 0.11 Loss from discontinued operations $ — $ — Net income available for common shareholders $ 0.06 $ 0.10 Additional Data: General and administrative expenses / rental income 8.84% 5.72% General and administrative expenses / total assets (at end of period) 0.26% 0.17% Non-cash straight line rent adjustments (3) $ 3,091 $ 1,300 Lease value amortization included in rental income (3) $ (835) $ (627) Non-cash amortization included in other operating expenses (4) $ 121 $ 121 Non-cash amortization included in general and administrative expenses (4) $ 151 $ 151

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 CONDENSED CONSOLID ATED S TA TEMENTS OF CASH FLOW S 13 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) For the Three Months Ended March 31, 2018 2017 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 6,565 $ 7,415 Adjustments to reconcile net income to cash provided by operating activities: Depreciation 17,172 11,576 Net amortization of debt premiums and discounts and debt issuance costs 965 807 Straight line rental income (3,091) (1,300) Amortization of acquired real estate leases 26,790 8,672 Amortization of deferred leasing costs 1,120 849 Other non-cash (income) expenses, net (334) 5 Loss on impairment of real estate 6,116 — Unrealized gain on equity securities (12,931) — Equity in earnings (losses) of investees, net (9,712) (2,739) Distributions of earnings from Select Income REIT 10,289 2,611 Change in assets and liabilities: Deferred leasing costs (2,091) (1,075) Rents receivable (1,893) (974) Other assets 2,296 2,215 Accounts payable and accrued expenses (9,679) (1,989) Due to related persons 3,685 152 Net cash provided by operating activities 35,267 26,225 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits — (12,641) Real estate improvements (11,020) (9,656) Distributions in excess of earnings from Select Income REIT 2,419 10,097 Distributions in excess of earnings from unconsolidated joint ventures 823 — Proceeds from sale of properties, net 18,797 — Net cash provided by (used in) investing activities 11,019 (12,200) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (899) (379) Borrowings on unsecured revolving credit facility 25,000 30,000 Repayments on unsecured revolving credit facility (25,000) (30,000) Repurchase of common shares (11) — Preferred units of limited partnership distributions (278) — Distributions to common shareholders (42,632) (30,606) Net cash used in financing activities (43,820) (30,985) Increase (decrease) in cash and cash equivalents and restricted cash 2,466 (16,960) Cash and cash equivalents and restricted cash at beginning of period 19,680 30,471 Cash and cash equivalents and restricted cash at end of period $ 22,146 $ 13,511 Supplemental cash flow information: Interest paid $ 27,733 $ 15,854 Income taxes paid $ — $ — Supplemental disclosure of cash and cash equivalents and restricted cash The following table provides a reconciliation of cash and cash equivalents and restricted cash amounts reported within the condensed consolidated balance sheets to the total amount reported in the condensed consolidated statements of cash flows: As of March 31, 2018 2017 Cash and cash equivalents $ 17,380 $ 12,808 Restricted cash 4,766 703 Total cash and cash equivalents and restricted cash reported in the statements of cash flows $ 22,146 $ 13,511

DEBT SUMMARY

DEBT SUMMARY (1)

As of March 31, 2018
(dollars in thousands)

	Coupon Rate (2)	Interest Rate (3)	Principal Balance (4)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (5) (8)	2.981%	2.981%	$ 570,000	1/31/2019	$ 570,000	0.8
$300,000 unsecured term loan (6) (8)	3.277%	3.277%	300,000	3/31/2020	300,000	2.0
$250,000 unsecured term loan (7) (8)	3.677%	3.677%	250,000	3/31/2022	250,000	4.0
Subtotal / weighted average	3.216%	3.216%	1,120,000		1,120,000	1.8
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	1.4
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	4.3
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	28.1
Subtotal / weighted average	4.514%	4.580%	960,000		960,000	10.9
Secured Fixed Rate Debt:						
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,152	3/1/2019	7,890	0.9
Mortgage debt - One building in Washington, DC	5.720%	3.690%	34,285	7/1/2020	32,462	2.3
Mortgage debt - One building in Chesapeake, VA	4.260%	4.190%	3,126	11/1/2020	2,635	2.6
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	3,771	3/1/2021	118	2.9
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,628	8/11/2021	12,702	3.4
Mortgage debt - One building in Washington, DC	4.220%	4.190%	27,708	7/1/2022	24,668	4.3
Mortgage debt - One building in Washington, DC	4.800%	4.190%	24,798	6/1/2023	22,584	5.2
Mortgage debt - One building in Washington, DC	4.050%	4.440%	66,780	9/1/2030	60,566	12.4
Subtotal / weighted average	4.849%	4.397%	182,248		163,625	6.7
Total / weighted average	3.898%	3.890%	$ 2,262,248		$ 2,243,625	6.1

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for additional information regarding these unconsolidated joint ventures and the related mortgage notes.
(2) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(3) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and premiums or discounts on senior unsecured notes. Excludes upfront transaction costs.
(4) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. The carrying value of our total consolidated debt of $2,244,848 as of March 31, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $17,400.
(5) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of March 31, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.
(6) We are required to pay interest on the amounts outstanding under our $300,000 term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of March 31, 2018. Our $300,000 term loan is prepayable without penalty at any time.
(7) We are required to pay interest on the amounts outstanding under our $250,000 term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of March 31, 2018. Our $250,000 term loan is prepayable without penalty at any time.
(8) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
14

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE (1)

As of March 31, 2018
(dollars in thousands)

Year	Unsecured Floating Rate Debt (2)		Unsecured Fixed Rate Debt (2)	Secured Fixed Rate Debt (2)	Total (3)
2018	$ —		$ —	$ 2,772	$ 2,772
2019	570,000	(4)	350,000	11,541	931,541
2020	300,000	(5)	—	38,433	338,433
2021	—		—	14,420	14,420
2022	250,000	(6)	300,000	25,518	575,518
2023	—		—	22,784	22,784
2030	—		—	66,780	66,780
2046	—		310,000	—	310,000
Total	$ 1,120,000		$ 960,000	$ 182,248	$ 2,262,248
Percent of total debt	49.5%		42.4%	8.1%	100.0%

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for additional information regarding these unconsolidated joint ventures and the related mortgage notes.
(2) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums and discounts and certain issuance costs related to these debts.
(3) The carrying value of our total consolidated debt of $2,244,848 as of March 31, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $17,400.
(4) Represents amounts outstanding under our $750,000 revolving credit facility at March 31, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.
(5) Represents the outstanding balance of our $300,000 term loan at March 31, 2018. We may prepay this term loan without penalty at any time.
(6) Represents the outstanding balance of our $250,000 term loan at March 31, 2018. We may prepay this term loan without penalty at any time.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
15

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Leverage Ratios:					
Total consolidated debt (1) / total gross assets (2)	56.4%	55.9%	54.3%	51.8%	52.0%
Total consolidated debt (1) / total gross assets (2) with SIR common shares at market value (3)	56.1%	53.8%	52.8%	49.6%	49.1%
Total consolidated debt (1) / total market capitalization (4)	62.6%	55.2%	53.0%	51.6%	48.4%
Consolidated secured debt (1) / total assets	5.0%	4.9%	0.7%	1.1%	1.1%
Variable rate debt (1) / total consolidated debt (1)	49.5%	49.5%	53.1%	50.7%	50.8%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.2x	3.4x	3.2x	3.7x	3.8x
Total consolidated debt (1) / Annualized Adjusted EBITDA (5)	7.7x	7.7x	10.1x	6.7x	6.7x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	54.7%	52.8%	51.5%	47.9%	47.6%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	4.4%	4.2%	0.7%	0.9%	0.9%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.2x	3.4x	3.9x	4.0x	4.1x
Total unencumbered assets (6) to unsecured debt - required minimum 150.0%	174.8%	181.9%	193.7%	208.1%	209.4%

(1) Debt amounts represent the principal balance as of the date reported. The carrying value of our total consolidated debt of $2,244,848 as of March 31, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $17,400. Total consolidated debt excludes two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) As of March 31, 2018, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on March 31, 2018 was $19.48 per share.
(4) Total market capitalization is total consolidated debt plus the market value of our common shares at the end of each period.
(5) See page 22 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of properties, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR and our unconsolidated joint ventures, if any, determined together with debt service for the period presented.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
16

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Tenant improvements (2)	$ 2,843	$ 9,358	$ 3,213	$ 1,076	$ 2,403
Leasing costs (3)	1,986	1,745	1,993	971	1,087
Building improvements (4)	2,707	6,552	2,640	4,465	1,778
Recurring capital expenditures	7,536	17,655	7,846	6,512	5,268
Development, redevelopment and other activities (5)	1,416	5,191	3,132	6,949	6,281
Total capital expenditures	$ 8,952	$ 22,846	$ 10,978	$ 13,461	$ 11,549
Average sq. ft. during period (6)	17,416	17,443	11,516	11,514	11,477
Building improvements per average sq. ft. during period	$ 0.16	$ 0.38	$ 0.23	$ 0.39	$ 0.15

(1) The data presented exclude capital expenditures of our two properties (three buildings) owned by our two unconsolidated joint ventures.
(2) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(3) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(4) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(5) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(6) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
17

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 PROPERT Y ACQUISITION AND DISPOSITION INFORM ATION SINCE JANUA RY 1, 201 8 18 PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 (dollars and sq. ft. in thousands, except per sq. ft. data) Acquisitions: We have not acquired any properties since January 1, 2018. Dispositions: Date Number of Number of Sale Sold City and State Properties Buildings Sq. Ft. Price (1) 3/2/2018 Minneapolis, MN 1 1 194 $ 20,000 (1) Represents the gross contract sales price and excludes closing costs.

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

(dollars in thousands)

Unconsolidated Joint Ventures:	GOV Ownership	GOV Investment at March 31, 2018	Property Type	Number of Buildings	Location	Square Feet	Percent Leased at March 31, 2018	Weighted Average Lease Term (1)
Prosperity Metro Plaza	51%	$ 27,086	Office	2	Fairfax, VA	328,456	100.0%	4.2 years
1750 H Street, NW	50%	21,672	Office	1	Washington, DC	115,411	100.0%	3.1 years
Total / Weighted Average		$ 48,758		3		443,867	100.0%	3.8 years

Outstanding Unconsolidated Debt:	GOV Ownership	Interest Rate (2)	Principal Balance at March 31, 2018 (3)	Annualized Debt Service	Maturity Date	Balance at Maturity (3)	GOV Share of Principal Balance (4)
Prosperity Metro Plaza (5)	51%	4.090%	$ 50,000	2,045	12/1/2029	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	32,000	1,181	8/1/2024	32,000	16,000
Total / Weighted Average		3.934%	$ 82,000	3,226		$ 77,246	$ 41,500

	For the Three Months Ended March 31, 2018		
Results of Operations - Unconsolidated Joint Ventures: (6)	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses from affiliates	$ (355)	$ (265)	$ (620)
Other expenses, net (7)	1,820	833	2,653
NOI	1,465	568	2,033
Lease value amortization included in rental income (8)	(13)	101	88
Non-cash straight-line rent adjustments included in rental income (8)	(12)	(27)	(39)
Cash Basis NOI	1,440	642	2,082
Distributions received	$ 447	$ 376	$ 823

(1) Lease term is weighted based on annualized rental income. Annualized rental income is calculated using the annualized contractual base rents from our unconsolidated joint ventures' tenants pursuant to our lease agreements as of March 31, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects the entire balance of the debt secured by the properties and is not adjusted to reflect the part of the joint venture arrangement interests we do not own.
(4) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects our proportionate share of operating results for the three months ended March 31, 2018 based on our ownership percentage of the respective joint ventures.
(7) Includes depreciation and amortization and interest expense, net of other income.
(8) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to our unconsolidated joint ventures by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
19

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI: (2)					
Rental income (3)	$ 108,717	$ 107,170	$ 70,179	$ 69,887	$ 69,296
Property operating expenses	(42,491)	(41,077)	(29,137)	(27,300)	(26,775)
Consolidated Property NOI	66,226	66,093	41,042	42,587	42,521
Non-cash straight line rent adjustments included in rental income (3)	(3,091)	(2,467)	(711)	(1,104)	(1,300)
Lease value amortization included in rental income (3)	835	901	619	617	627
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(121)	(121)	(121)
Consolidated Property Cash Basis NOI	$ 63,849	$ 64,406	$ 40,829	$ 41,979	$ 41,727
Reconciliation of Net Income (Loss) Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:					
Net income (loss) available for common shareholders	$ 6,287	$ (18,266)	$ 10,989	$ 11,677	$ 7,415
Preferred units of limited partnership distributions	278	275	—	—	—
Net income (loss)	6,565	(17,991)	10,989	11,677	7,415
Income (loss) from discontinued operations	—	—	(462)	145	144
Income (loss) from continuing operations	6,565	(17,991)	10,527	11,822	7,559
Equity in earnings of investees	(9,712)	(767)	(9,484)	(8,581)	(2,739)
Income tax expense	32	36	22	25	18
Net gain on issuance of shares by SIR	—	—	(51)	(21)	—
Loss on early extinguishment of debt	—	—	1,715	—	—
Interest expense	22,766	21,807	16,055	13,963	13,581
Interest income	(116)	(119)	(1,715)	(67)	(61)
Unrealized gain on equity securities	(12,931)	—	—	—	—
Dividend income	(304)	(304)	(304)	(304)	(304)
Operating income	6,300	2,662	16,765	16,837	18,054
General and administrative	9,606	6,532	3,266	5,087	3,962
Loss on impairment of real estate	6,116	9,260	230	—	—
Depreciation and amortization	44,204	47,639	20,781	20,663	20,505
Consolidated Property NOI	66,226	66,093	41,042	42,587	42,521
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(121)	(121)	(121)
Lease value amortization included in rental income (3)	835	901	619	617	627
Non-cash straight line rent adjustments included in rental income (3)	(3,091)	(2,467)	(711)	(1,104)	(1,300)
Consolidated Property Cash Basis NOI	$ 63,849	$ 64,406	$ 40,829	$ 41,979	$ 41,727

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. The data presented exclude two properties (three buildings) owned by our two unconsolidated joint ventures.

(2) Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
20

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 CALCUL ATION OF SAME PROPERT Y NOI AND CASH BASIS NOI 21 CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1) (dollars in thousands) (1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. (2) Based on consolidated properties we owned as of March 31, 2018 and which we owned continuously since January 1, 2017. (3) Excludes one property (one building) classified as discontinued operations which was sold August 31, 2017. (4) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (5) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses. For the Three Months Ended (2) 3/31/2018 3/31/2017 Reconciliation of Consolidated Property NOI to Same Property NOI: (3) Rental income $ 108,717 $ 69,296 Property operating expenses (42,491) (26,775) Consolidated Property NOI 66,226 42,521 Less: NOI of properties not included in same property results (24,679) (470) Same property NOI $ 41,547 $ 42,051 Calculation of Same Property Cash Basis NOI: Same property NOI $ 41,547 $ 42,051 Add: Lease value amortization included in rental income (4) 531 616 Less: Non-cash straight line rent adjustments included in rental income (4) (633) (1,267) Non-cash amortization included in property operating expenses (5) (121) (118) Same property Cash Basis NOI $ 41,324 $ 41,282

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA [1]

(dollars in thousands)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income (loss)	$ 6,565	$ (17,991)	$ 10,989	$ 11,677	$ 7,415
Add: Interest expense	22,766	21,807	16,055	13,963	13,581
Income tax expense	32	36	22	25	18
Depreciation and amortization	44,204	47,639	20,781	20,663	20,505
EBITDA	73,567	51,491	47,847	46,328	41,519
Add (less): General and administrative expense paid in common shares [2]	(62)	209	432	459	277
Estimated business management incentive fees [3]	2,887	—	(893)	893	—
Increase in carrying value of property included in discontinued operations	—	—	(619)	—	—
Loss on impairment of real estate	6,116	9,260	230	—	—
Distributions received from SIR	12,708	12,708	12,708	12,708	12,708
Distributions received from unconsolidated joint ventures	823	482	—	—	—
Loss on early extinguishment of debt	—	—	1,715	—	—
Equity in earnings of SIR	(10,289)	(1,313)	(9,453)	(8,207)	(2,611)
Equity in losses of unconsolidated joint ventures	620	621	—	—	—
Net gain on issuance of shares by SIR	—	—	(51)	(21)	—
Unrealized gain on equity securities [4]	(12,931)	—	—	—	—
Adjusted EBITDA	$ 73,439	$ 73,458	$ 51,916	$ 52,160	$ 51,893

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.
(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.
(4) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
22

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS (1)

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income (loss) available for common shareholders	$ 6,287	$ (18,266)	$ 10,989	$ 11,677	$ 7,415
Add (less): Depreciation and amortization:					
Consolidated properties	44,204	47,639	20,781	20,663	20,505
Unconsolidated joint venture properties	2,185	2,185	—	—	—
FFO attributable to SIR investment	18,488	10,297	18,429	17,149	12,404
Loss on impairment of real estate	6,116	9,260	230	—	—
Equity in earnings of SIR	(10,289)	(1,313)	(9,453)	(8,207)	(2,611)
Increase in carrying value of property included in discontinued operations	—	—	(619)	—	—
FFO available for common shareholders	66,991	49,802	40,357	41,282	37,713
Add (less): Loss on early extinguishment of debt	—	—	1,715	—	—
Normalized FFO attributable to SIR investment	15,606	9,680	16,903	17,407	14,590
FFO attributable to SIR investment	(18,488)	(10,297)	(18,429)	(17,149)	(12,404)
Net gain on issuance of shares by SIR	—	—	(51)	(21)	—
Estimated business management incentive fees (2)	2,887	—	(893)	893	—
Unrealized gain on equity securities (3)	(12,931)	—	—	—	—
Normalized FFO available for common shareholders	$ 54,065	$ 49,185	$ 39,602	$ 42,412	$ 39,899
Weighted average common shares outstanding (basic)	99,041	99,040	96,883	71,088	71,079
Weighted average common shares outstanding (diluted)	99,049	99,040	96,958	71,119	71,094
Per common share amounts (basic and diluted):					
Net income (loss) available for common shareholders	$ 0.06	$ (0.18)	$ 0.11	$ 0.16	$ 0.10
FFO available for common shareholders	$ 0.68	$ 0.50	$ 0.42	$ 0.58	$ 0.53
Normalized FFO available for common shareholders	$ 0.55	$ 0.50	$ 0.41	$ 0.60	$ 0.56

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of FFO available for common shareholders and Normalized FFO available for common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) available for common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) available for common shareholders, we do not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO excludes estimated business management incentive fee expense of $2,887 for the three months ended March 31, 2018.

(3) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
23

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 NON-GAA P FINANCIA L MEASURES DEFINITION S 24 DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of Consolidated Property NOI and Consolidated Property Cash Basis NOI We calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown on page 20. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to our consolidated property level results of operations. We define Consolidated Property NOI as consolidated income from our rental of real estate less our consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income available for common shareholders because they may help both investors and management to understand the operations of our consolidated properties. We use Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and we believe that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than we do. In addition, we present our proportionate share of NOI and Cash Basis NOI from our unconsolidated joint ventures. We provide a reconciliation of NOI and Cash Basis NOI from unconsolidated joint ventures to equity in losses from affiliates on page 19. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 22. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or operating income as indicators of operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 23. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because we include SIR's Normalized FFO attributable to our equity investment in SIR (net of FFO attributable to our equity investment in SIR), we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude gains on issuance of shares by SIR, losses on early extinguishment of debt and unrealized gains and losses on equity securities. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for our common shareholders and operating income. We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance, our receipt of distributions from SIR and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do.

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 PORTFOLIO INFORMATION 25 Stevens Center, Richland, WA Square Feet: 140,152 Agency Occupant: Department of Energy

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY (1)

As of March 31, 2018

	Number of Properties	Number of Buildings	Sq. Ft. (2)	% Sq. Ft.	% Leased (3)	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 3/31/2018	% Consolidated Property NOI Three Months Ended 3/31/2018 (4)	% Consolidated Property Cash Basis NOI Three Months Ended 3/31/2018 (4)
Properties majority leased to the U.S. Government	49	64	7,844,176	45.3%	96.9%	46.5%	45.1%	46.7%	48.1%
Properties majority leased to state governments	21	28	3,119,690	18.0%	95.3%	18.2%	17.8%	16.0%	16.6%
Properties majority leased to other government tenants	3	3	446,478	2.6%	96.7%	2.6%	4.0%	3.6%	3.4%
Properties majority leased to government contractor tenants	2	4	463,019	2.7%	98.8%	2.8%	3.1%	3.3%	3.7%
Properties majority leased to other tenants	30	65	5,337,919	30.8%	91.7%	29.9%	30.0%	30.4%	28.2%
Other properties (currently vacant)	2	2	120,898	0.6%	—%	—%	—%	—%	—%
Total / Average	107	166	17,332,180	100.0%	94.4%	100.0%	100.0%	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See Page 20 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
26

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – FIRST QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	3/31/2018	3/31/2017	3/31/2018	3/31/2017
Consolidated properties (end of period)	107	74	71	71
Total sq. ft. (3)	17,332	11,512	11,234	11,220
Percent leased (4)	94.4%	95.1%	95.3%	95.7%
Rental income (5)	$ 108,717	$ 69,296	$ 69,589	$ 68,143
Consolidated Property NOI (6)	$ 66,226	$ 42,521	$ 41,547	$ 42,051
Consolidated Property Cash Basis NOI (6)	$ 63,849	$ 41,727	$ 41,324	$ 41,282
Consolidated Property NOI % margin (7)	60.9%	61.4%	59.7%	61.7%
Consolidated Property Cash Basis NOI % margin (7)	60.0%	60.8%	59.5%	61.2%
Consolidated Property NOI % change	55.7%	—	(1.2%)	—
Consolidated Property Cash Basis NOI % change	53.0%	—	0.1%	—

(1) Based on consolidated properties we owned as of March 31, 2018 and March 31, 2017, respectively, excluding one property (one building) classified as discontinued operations which was sold on August 31, 2017.
(2) Based on consolidated properties we owned as of March 31, 2018 and which we owned continuously since January 1, 2017.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 20 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 21 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
27

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Consolidated Properties (end of period)	107	108	74	74	74
Total sq. ft. (2)	17,332	17,499	11,517	11,516	11,512
Percentage leased	94.4%	94.2%	95.0%	95.0%	95.1%
Leasing Activity (sq. ft.): (2)					
Government tenants	72	279	393	236	324
Non-government tenants	208	241	43	52	36
Total	280	520	436	288	360
% Change in GAAP Rent: (3)					
Government tenants	20.2%	8.0%	0.2%	15.0%	4.5%
Non-government tenants	1.2%	(4.0%)	(11.1%)	6.6%	7.1%
Total	4.9%	3.3%	(0.6%)	13.5%	5.2%
Leasing Cost and Concession Commitments: (4)					
Government tenants	$ 3,682	$ 1,942	$ 6,629	$ 1,611	$ 879
Non-government tenants	4,316	3,698	1,273	854	1,362
Total	$ 7,998	$ 5,640	$ 7,902	$ 2,465	$ 2,241
Leasing Cost and Concession Commitments per Sq. Ft.: (4)					
Government tenants	$ 51.13	$ 6.96	$ 16.86	$ 6.82	$ 2.71
Non-government tenants	$ 20.71	$ 15.33	$ 29.64	$ 16.33	$ 37.87
Total	$ 28.52	$ 10.84	$ 18.12	$ 8.55	$ 6.22
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	8.2	5.5	8.5	8.1	10.9
Non-government tenants	4.6	4.7	7.2	3.2	7.1
Total	5.6	5.1	8.4	7.2	10.6
Leasing Cost and Concession Commitments per Sq. Ft. per Year: (4)					
Government tenants	$ 6.20	$ 1.25	$ 1.98	$ 0.85	$ 0.25
Non-government tenants	$ 4.47	$ 3.29	$ 4.10	$ 5.09	$ 5.36
Total	$ 5.13	$ 2.11	$ 2.16	$ 1.19	$ 0.59

(1) The data presented exclude one property (one building) classified as discontinued operations which was sold on August 31, 2017 and two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.
(4) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

The above leasing summary is based on leases entered during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
28

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

Tenant Type	Sq. Ft. Leased As of 12/31/2017 (2)	% of Sq. Ft. Leased as of 12/31/2017 (2)	Sq. Ft. During the Three Months Ended 3/31/2018: Leases Expired	Lease Renewals Executed	New Leases Executed (3)	Net Acquisitions/ Dispositions	Sq. Ft. Leased As of 3/31/2018 (2)	% of Sq. Ft. Leased as of 3/31/2018 (2)
U.S. Government	7,203,649	43.7%	(57,962)	57,956	36,234	(21,864)	7,218,013	44.1%
State Government	2,606,360	15.8%	—	—	3,395	—	2,609,755	16.0%
Other Government	452,134	2.7%	—	—	—	(10,395)	441,739	2.7%
Government Contractor	1,014,419	6.2%	(90,317)	80,339	—	—	1,004,441	6.1%
Other Tenants	5,200,777	31.6%	(107,990)	58,291	69,783	(136,917)	5,083,944	31.1%
	16,477,339	100.0%	(256,269)	196,586	109,412	(169,176)	16,357,892	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Rentable square footage leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) New leases executed includes an expansion of 25,579 rentable square feet completed at an existing property.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
29

TENANT LIST

TENANT LIST

As of March 31, 2018 (1)

#	Tenant / Agency	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	2.6%	5.2%
2	Internal Revenue Service	1,041,806	6.0%	5.0%
3	U.S. Government (4)	406,388	2.3%	2.9%
4	Federal Bureau of Investigation	304,425	1.8%	2.1%
5	Bureau of Prisons	180,173	1.0%	2.1%
6	Centers for Disease Control	378,455	2.2%	2.0%
7	Department of Justice	239,411	1.4%	1.9%
8	General Services Administration	198,630	1.1%	1.6%
9	Bureau of Land Management	288,291	1.7%	1.6%
10	Customs and Border Protection	243,162	1.4%	1.5%
11	Department of Veterans Affairs	247,012	1.4%	1.5%
12	Defense Intelligence Agency	266,000	1.5%	1.3%
13	Social Security Administration	189,645	1.1%	1.1%
14	Bureau of Reclamation	212,996	1.2%	1.1%
15	National Park Service	166,745	1.0%	1.1%
16	U.S. Courts	114,219	0.7%	1.1%
17	Immigration and Customs Enforcement	90,688	0.5%	0.9%
18	U.S. Coast Guard	139,319	0.8%	0.8%
19	Drug Enforcement Agency	93,177	0.5%	0.8%
20	Bureau of Safety and Environmental Enforcement	116,216	0.7%	0.8%
21	National Archives and Record Administration	352,064	2.0%	0.7%
22	Department of Health and Human Services	111,388	0.6%	0.7%
23	Department of Energy	140,152	0.8%	0.7%
24	Defense Nuclear Facilities Board	60,133	0.3%	0.7%
25	Department of State	83,130	0.5%	0.6%
26	U.S. Postal Service	321,800	1.9%	0.6%
27	Occupational Health and Safety Administration	57,770	0.3%	0.5%
28	Bureau of the Fiscal Service	98,073	0.6%	0.5%
29	Centers for Medicare and Medicaid Services	78,361	0.5%	0.4%
30	Military Entrance Processing Station	56,931	0.3%	0.4%
31	Department of the Army	231,290	1.3%	0.4%
32	Environmental Protection Agency	43,232	0.2%	0.4%
33	Department of Housing and Urban Development	82,497	0.5%	0.4%
34	Food and Drug Administration	33,398	0.2%	0.2%
35	Department of Defense	31,030	0.2%	0.2%
36	Defense Health Agency	15,939	0.1%	0.1%
37	U.S. Navy	29,070	0.2%	0.1%
38	Equal Employment Opportunity Commission	14,078	0.1%	0.1%
39	Department of Labor	6,459	0.0%	0.0%
40	U.S. Department of Transportation	5,853	0.0%	0.0%
	Subtotal U.S. Government	7,218,013	41.6%	44.0%

#	Tenant	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	State Governments:			
1	State of California - eleven agency occupants	755,086	4.4%	5.0%
2	Commonwealth of Massachusetts - three agency occupants	310,514	1.8%	2.3%
3	State of Georgia - State Properties Commission	298,223	1.7%	1.5%
4	Commonwealth of Virginia - two agency occupants	255,241	1.5%	1.4%
5	State of New Jersey - Department of Treasury	173,189	1.0%	1.2%
6	State of Oregon - four agency occupants	199,018	1.1%	1.1%
7	State of Maryland - State of Maryland	185,949	1.1%	0.9%
8	State of Washington - Social and Health Services	111,908	0.6%	0.6%
9	State of Arizona - Northern Arizona University	66,743	0.4%	0.3%
10	State of South Carolina -six agency occupants	124,238	0.7%	0.3%
11	State of Minnesota - Minnesota State Lottery	61,426	0.4%	0.3%
12	State of New York - three agency occupants	64,000	0.4%	0.3%
13	State of Kansas - University of Kansas	4,220	0.0%	0.0%
	Subtotal State Governments	2,609,755	15.1%	15.2%
	4 Other Government Tenants:			
	The United Nations	187,060	1.1%	2.4%
	Montgomery County, MD	181,895	1.0%	1.2%
	2 Other Government Tenants	72,784	0.4%	0.4%
	Subtotal Other Government Tenants	441,739	2.5%	4.0%
	Subtotal All Government Tenants	10,269,507	59.2%	63.2%
	26 Government Contractor Tenants:			
	BAE Systems plc	165,004	1.0%	1.5%
	Leidos Holdings Inc	202,543	1.2%	1.4%
	Science Applications International Corp	158,919	0.9%	1.2%
	The Boeing Company	80,339	0.5%	0.7%
	22 Other Government Contractor Tenants	397,636	2.3%	1.8%
	Subtotal Government Contractor Tenants	1,004,441	5.9%	6.6%
	458 Other Tenants:			
	CareFirst Inc.	231,962	1.3%	2.8%
	ICF International, Inc.	127,946	0.7%	1.2%
	Sentara Healthcare	276,974	1.6%	0.9%
	GTCR, LLC	93,000	0.5%	0.6%
	Odin, Feldman & Pittleman	53,918	0.3%	0.5%
	Conduent Inc	107,422	0.6%	0.5%
	452 Other Tenants	4,192,722	24.2%	23.7%
	Subtotal Other Tenants	5,083,944	29.2%	30.2%
	Subtotal Leased Rentable Square Feet	16,357,892	94.4%	100.0%
	Available for Lease	974,288	5.6%	—%
	Total Rentable Square Feet	17,332,180	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Rentable square footage is pursuant to leases existing as of March 31, 2018, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of March 31, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(4) Agency occupant cannot be disclosed.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
30

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE (1)

As of March 31, 2018
(dollars in thousands)

Year (2)	Number of Tenants Expiring	Expiration of leased square feet (3)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (4)	% of Annualized Total	Cumulative % of Total
2018	96	1,411,398	8.6%	8.6%	$ 40,692	9.6%	9.6%
2019	92	2,559,522	15.6%	24.2%	73,394	17.3%	26.9%
2020	101	2,390,456	14.6%	38.8%	63,234	14.9%	41.8%
2021	83	1,762,246	10.8%	49.6%	36,619	8.6%	50.4%
2022	94	1,670,331	10.2%	59.8%	37,039	8.7%	59.1%
2023	56	1,247,556	7.6%	67.4%	36,534	8.6%	67.7%
2024	41	1,402,556	8.6%	76.0%	35,443	8.4%	76.1%
2025	32	1,074,820	6.6%	82.6%	24,770	5.8%	81.9%
2026	23	780,921	4.8%	87.4%	22,945	5.4%	87.3%
2027 and thereafter	50	2,058,086	12.6%	100.0%	53,510	12.7%	100.0%
Total	668	16,357,892	100.0%		$ 424,180	100.0%	
Weighted average remaining lease term (in years)		4.6			4.6		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.

(3) Leased square footage is pursuant to leases existing as of March 31, 2018, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(4) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of March 31, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
31

Government Properties Income Trust Supplemental Operating and Financial Data, March 31, 2018 EXHIBIT 32 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts

CONSOLIDATED PROPERTY DETAIL

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of March 31, 2018 [(1)]
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income [(2)]	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired [(3)]	Year Built or Most Recent Renovation
1	131 Clayton Street	Montgomery, AL	1	U.S. Government	57,815	100.0%	$ 1,564	$ 10,033	$ 8,497	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	U.S. Government	49,370	100.0%	1,522	13,032	11,793	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743	100.0%	1,452	9,801	9,122	9/10/2014	2013
4	5045 East Butler Street	Fresno, CA	1	U.S. Government	531,976	100.0%	8,384	68,452	44,572	8/29/2002	1971
5	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807	100.0%	2,609	17,586	15,710	10/30/2013	2012
6	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896	100.0%	2,007	10,688	10,384	12/20/2016	2016
7	801 K Street	Sacramento, CA	1	State	337,811	91.3%	9,845	72,299	68,102	1/29/2016	2002
8	9815 Goethe Road	Sacramento, CA	1	State	87,863	100.0%	1,953	12,438	10,634	9/14/2011	1992
9	Capitol Place	Sacramento, CA	1	State	163,840	89.7%	4,542	45,476	36,685	12/17/2009	1988
10	4181 Ruffin Road	San Diego, CA	1	U.S. Government	145,734	97.9%	3,490	20,180	16,689	7/16/2010	2013
11	4560 Viewridge Road	San Diego, CA	1	U.S. Government	93,177	100.0%	3,301	26,797	16,721	3/31/1997	1996
12	9174 Sky Park Centre	San Diego, CA	1	U.S. Government	43,918	96.8%	1,192	8,896	6,072	6/24/2002	1986
13	603 San Juan Avenue	Stockton, CA	1	U.S. Government	22,012	100.0%	971	6,033	5,258	7/20/2012	2012
14	16194 West 45th Street	Golden, CO	1	U.S. Government	43,232	100.0%	1,584	6,883	3,776	3/31/1997	1997
15	12795 West Alameda Parkway	Lakewood, CO	1	U.S. Government	166,745	100.0%	4,500	27,477	22,389	1/15/2010	1988
16	Corporate Center	Lakewood, CO	3	U.S. Government	212,996	100.0%	4,569	34,313	22,504	10/11/2002	2004
17	11 Dupont Circle, NW	Washington, DC	1	Non-Government	153,228	75.2%	7,020	74,498	73,858	10/2/2017	2004
18	1211 Connecticut Avenue, NW	Washington, DC	1	Non-Government	132,481	80.2%	5,345	55,291	54,936	10/2/2017	2014
19	1401 K Street, NW	Washington, DC	1	Non-Government	123,001	88.2%	6,114	65,451	64,867	10/2/2017	2016
20	20 Massachusetts Avenue	Washington, DC	1	U.S. Government	340,119	100.0%	18,507	84,823	51,123	3/31/1997	1996
21	440 First Street, NW	Washington, DC	1	Non-Government	141,576	98.4%	8,520	67,562	67,078	10/2/2017	2013
22	500 First Street, NW	Washington, DC	1	U.S. Government	129,035	100.0%	8,036	46,182	45,958	10/2/2017	2010
23	625 Indiana Avenue	Washington, DC	1	U.S. Government	160,897	95.1%	7,803	58,534	51,869	8/17/2010	1989
24	840 First Street, NE	Washington, DC	1	Non-Government	253,164	99.7%	13,517	116,004	115,088	10/2/2017	2003
25	7850 Southwest 6th Court	Plantation, FL	1	U.S. Government	135,819	100.0%	4,855	35,775	30,351	5/12/2011	1999
26	8900 Grand Oak Circle	Tampa, FL	1	U.S. Government	67,916	100.0%	1,952	13,042	10,797	10/15/2010	2008
27	180 Ted Turner Drive SW	Atlanta, GA	1	U.S. Government	90,688	100.0%	3,727	25,871	23,025	7/25/2012	2007
28	Corporate Square	Atlanta, GA	5	U.S. Government	378,455	100.0%	8,472	61,337	49,512	7/16/2004	1967
29	Executive Park	Atlanta, GA	1	Non-Government	125,788	100.0%	1,611	17,394	12,105	7/16/2004	2014
30	One Georgia Center	Atlanta, GA	1	State	375,952	94.1%	7,682	41,730	36,984	9/30/2011	2008
31	4712 Southpark Boulevard	Ellenwood, GA	1	U.S. Government	352,064	100.0%	3,131	21,114	18,329	7/25/2012	2005
32	1185, 1249 & 1387 S. Vinnell Way	Boise, ID	3	U.S. Government	180,952	100.0%	4,682	33,227	28,967	9/11/2012	1996
33	2020 S. Arlington Heights	Arlington Heights, IL	1	U.S. Government	57,770	100.0%	2,018	15,340	12,506	12/29/2009	2002
34	Intech Park	Indianapolis, IN	3	U.S. Government	433,924	97.1%	9,998	77,033	64,841	10/14/2011	2000
35	400 State Street	Kansas City, KS	1	U.S. Government	170,817	91.9%	2,928	15,276	12,562	6/16/2010	1971
36	7125 Industrial Road	Florence, KY	1	U.S. Government	167,939	100.0%	2,554	13,491	11,949	12/31/2012	2002
37	251 Causeway Street	Boston, MA	1	State	132,876	100.0%	4,071	24,462	20,877	8/17/2010	1988
38	75 Pleasant Street	Malden, MA	1	State	125,521	100.0%	4,964	32,458	26,287	5/24/2010	2008
39	25 Newport Avenue	Quincy, MA	1	State	92,549	100.0%	2,025	13,270	11,527	2/16/2011	2009
40	One Montvale Avenue	Stoneham, MA	1	U.S. Government	97,777	94.1%	2,498	14,800	12,396	6/16/2010	1987

See notes on page 35.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018

33

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of March 31, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
41	Annapolis Commerce Center	Annapolis, MD	2	State	101,275	100.0%	$ 2,443	$ 11,722	$ 11,613	10/2/2017	1989
42	4201 Patterson Avenue	Baltimore, MD	1	State	84,674	100.0%	1,270	12,941	8,312	10/15/1998	2014
43	Ammendale Commerce Center	Beltsville, MD	3	Non-Government	129,303	83.7%	1,832	14,377	14,238	10/2/2017	1987
44	Indian Creek Technology Park	Beltsville, MD	4	Non-Government	186,363	99.9%	3,836	21,191	21,018	10/2/2017	1988
45	Gateway 270 West	Clarksburg, MD	6	Non-Government	252,295	92.9%	4,646	21,792	21,664	10/2/2017	2002
46	Hillside Center	Columbia, MD	2	Non-Government	87,267	87.6%	1,683	7,685	7,634	10/2/2017	2014
47	Snowden Center	Columbia, MD	5	Non-Government	145,423	91.8%	3,005	18,144	18,016	10/2/2017	1982
48	TenThreeTwenty	Columbia, MD	1	Non-Government	140,439	95.3%	3,790	19,658	19,446	10/2/2017	2013
49	20400 Century Boulevard	Germantown, MD	1	Vacant	80,550	—%	—	13,478	8,107	3/31/1997	1995
50	Cloverleaf Center	Germantown, MD	4	Non-Government	173,916	95.6%	3,492	16,547	16,470	10/2/2017	2000
51	3300 75th Avenue	Landover, MD	1	U.S. Government	266,000	100.0%	5,309	41,532	34,011	2/26/2010	2004
52	1401 Rockville Pike	Rockville, MD	1	Other Government	190,044	92.3%	4,660	48,952	31,227	2/2/1998	2015
53	2115 East Jefferson Street	Rockville, MD	1	U.S. Government	128,645	84.6%	3,037	14,840	13,538	8/27/2013	2003
54	Metro Park North	Rockville, MD	4	Non-Government	192,280	91.8%	3,843	18,874	18,756	10/2/2017	2001
55	Redland 520/530	Rockville, MD	3	Non-Government	351,857	93.2%	13,322	75,308	74,540	10/2/2017	2008
56	Redland 540	Rockville, MD	1	Non-Government	131,516	49.9%	2,062	31,077	30,783	10/2/2017	2017
57	Rutherford Business Park	Windsor Mill, MD	1	U.S. Government	80,398	100.0%	1,932	11,827	10,465	11/16/2012	2011
58	Meadows Business Park	Woodlawn, MD	2	U.S. Government	182,561	83.8%	3,280	27,431	23,340	2/15/2011	1997
59	11411 E. Jefferson Avenue	Detroit, MI	1	U.S. Government	55,966	100.0%	2,731	18,990	15,413	4/23/2010	2009
60	Rosedale Corporate Plaza	Roseville, MN	1	State	61,426	100.0%	1,126	8,222	4,958	12/1/1999	1987
61	1300 Summit Street	Kansas City, MO	1	U.S. Government	86,739	100.0%	2,357	15,099	13,408	9/27/2012	1998
62	4241-4300 NE 34th Street	Kansas City, MO	1	U.S. Government	98,073	100.0%	1,919	11,567	7,599	3/31/1997	1995
63	1220 Echelon Parkway	Jackson, MS	1	U.S. Government	109,819	100.0%	3,982	25,946	22,327	7/25/2012	2009
64	10-12 Celina Avenue	Nashua, NH	1	U.S. Government	321,800	100.0%	2,439	18,605	15,544	8/31/2009	1997
65	50 West State Street	Trenton, NJ	1	State	266,995	85.0%	6,668	45,941	38,732	12/30/2010	1989
66	138 Delaware Avenue	Buffalo, NY	1	U.S. Government	121,711	63.6%	1,611	28,637	17,383	3/31/1997	2014
67	Airline Corporate Center	Colonie, NY	1	State	64,000	100.0%	1,061	7,222	6,301	6/22/2012	2004
68	5000 Corporate Court	Holtsville, NY	1	U.S. Government	264,482	85.7%	5,997	26,750	23,415	8/31/2011	2000
69	305 East 46th Street	New York, NY	1	Other Government	187,060	100.0%	10,290	107,915	96,249	5/27/2011	2008
70	4600 25th Avenue	Salem, OR	1	State	233,358	97.8%	5,170	28,923	24,657	12/20/2011	2007
71	Synergy Business Park	Columbia, SC	3	State	180,703	91.2%	2,146	17,370	13,490	5/10/2006;9/17/2010	1985
72	One Memphis Place	Memphis, TN	1	U.S. Government	204,694	72.3%	3,115	9,880	8,370	9/17/2010	1985
73	701 Clay Road	Waco, TX	1	U.S. Government	138,608	100.0%	2,993	13,773	8,990	12/23/1997	1997
74	14660, 14672 & 14668 Lee Road	Chantilly, VA	3	Government Contractor	409,478	98.7%	13,502	81,577	79,254	12/22/2016	1998

See notes on page 35.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
34

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL
(sorted by location)

EXHIBIT A

GOV

As of March 31, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
75	1408 Stephanie Way	Chesapeake, VA	1	Government Contractor	53,541	100.0 %	841	3,958	3,915	10/2/2017	2000
76	1434 Crossways	Chesapeake, VA	2	Non-Government	213,955	100.0 %	3,977	23,420	23,149	10/2/2017	2002
77	1441 Crossways Boulevard	Chesapeake, VA	1	U.S. Government	144,512	100.0 %	2,734	12,676	12,530	10/2/2017	1988
78	535 Independence Parkway	Chesapeake, VA	1	Non-Government	96,720	100.0 %	1,173	8,266	8,183	10/2/2017	1987
79	Crossways	Chesapeake, VA	4	Non-Government	586,768	100.0 %	7,746	46,793	46,156	10/2/2017	1989
80	Crossways II	Chesapeake, VA	1	Non-Government	84,799	53.2 %	1,080	10,231	10,116	10/2/2017	1989
81	Greenbrier Circle Corporate Center	Chesapeake, VA	2	Non-Government	232,671	94.6 %	3,684	19,644	19,391	10/2/2017	1981
82	Greenbrier Technology Center I	Chesapeake, VA	1	Non-Government	97,194	77.5 %	1,223	8,616	8,515	10/2/2017	1987
83	Greenbrier Technology Center II	Chesapeake, VA	1	Non-Government	82,229	100.0 %	1,456	7,668	7,575	10/2/2017	1987
84	Greenbrier Towers	Chesapeake, VA	2	Non-Government	171,762	98.1 %	3,377	14,850	14,662	10/2/2017	1985
85	Enterchange at Meadowville	Chester, VA	1	U.S. Government	228,108	100.0 %	1,537	11,355	10,233	8/28/2013	2011
86	Three Flint Hill	Fairfax, VA	1	Non-Government	183,529	76.5 %	4,504	31,857	31,430	10/2/2017	2011
87	3920 Pender Drive	Fairfax, VA	1	U.S. Government	83,130	100.0 %	2,502	15,815	14,530	3/21/2014	2011
88	Pender Business Park	Fairfax, VA	4	State	171,061	95.3 %	3,990	24,156	21,727	11/4/2013	2000
89	7987 Ashton Avenue	Manassas, VA	1	Other Government	69,374	100.0 %	1,654	10,148	9,882	1/3/2017	1989
90	Gateway II	Norfolk, VA	1	Non-Government	42,997	80.7 %	449	2,804	2,778	10/2/2017	1984
91	Norfolk Business Center	Norfolk, VA	1	Non-Government	90,267	80.3 %	1,086	7,564	7,474	10/2/2017	1985
92	Norfolk Commerce Park II	Norfolk, VA	1	Non-Government	129,411	100.0 %	2,103	13,868	13,715	10/2/2017	1990
93	1759 & 1760 Business Center Drive	Reston, VA	2	U.S. Government	406,388	100.0 %	12,322	90,138	82,434	5/28/2014	1996
94	1775 Wiehle Avenue	Reston, VA	1	Non-Government	129,982	81.9 %	4,181	30,320	29,993	10/2/2017	2001
95	9960 Mayland Drive	Richmond, VA	1	State	173,932	94.4 %	3,338	20,435	18,760	5/20/2014	1994
96	Aquia Commerce Center	Stafford, VA	2	U.S. Government	64,656	100.0 %	1,843	10,285	8,917	6/22/2011	1997
97	Atlantic Corporate Park	Sterling, VA	2	U.S. Government	220,995	96.6 %	6,050	35,112	34,746	10/2/2017	2008
98	Sterling Business Park Lots 8 and 9	Sterling, VA	1	U.S. Government	167,440	100.0 %	5,504	53,502	52,948	10/2/2017	2016
99	Sterling Park Business Center	Sterling, VA	7	Non-Government	475,738	97.9 %	6,523	40,434	40,125	10/2/2017	2011
100	65 Bowdoin Street	S. Burlington, VT	1	U.S. Government	26,609	100.0 %	1,118	9,236	7,526	4/9/2010	2009
101	840 North Broadway	Everett, WA	2	State	111,908	100.0 %	2,676	20,669	18,019	6/28/2012	1990
102	Stevens Center	Richland, WA	2	U.S. Government	140,152	100.0 %	2,958	23,440	14,097	3/31/1997	1995
103	11050 West Liberty Drive	Milwaukee, WI	1	U.S. Government	29,297	100.0 %	801	5,587	4,795	6/9/2011	2006
104	882 TJ Jackson Drive	Falling Waters, WV	1	Vacant	40,348	— %	—	5,062	2,926	3/31/1997	1993
105	5353 Yellowstone Road	Cheyenne, WY	1	U.S. Government	106,107	100.0 %	2,156	10,682	6,189	3/31/1997	1995
	Total		164		17,185,541		420,650	2,936,733	2,583,404		
	Held for Sale (4)										
106	711 S 14th Avenue	Safford, AZ	1	U.S. Government	36,139	94.4 %	913	7,753	7,753	6/16/2010	1992
107	9800 Goethe Road	Sacramento, CA	1	State	110,500	100.0 %	2,617	9,284	9,284	12/23/2009	1993
			2		146,639		3,530	17,037	17,037		
	Grand Total		**166**		**17,332,180**	**94.4 %**	**$ 424,180**	**$ 2,953,770**	**$ 2,600,441**		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of March 31, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(3) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering.
(4) Carrying values exclude intangible and other assets.

Government Properties Income Trust
Supplemental Operating and Financial Data, March 31, 2018
35